Executed

Spirits Time International, Inc.

CapCity Beverage, LLC

Tequila Alebrijes Brand Management Agreement

This TEQUILA ALEBRIJES BRAND MANAGEMENT (“Agreement”) for the Brand Tequila Alebrijes  (“Brand”) dated October 29, 2018 is by and between Spirits Time International, Inc., a Nevada corporation, (“Owner”), and CapCity Beverage LLC, a Maryland limited liability company, (“CCB”) (jointly referred to as the “Parties”).

Background Statement

A.

Owner has acquired a trademark, other intellectual property rights and the brand “Tequila Alebrijes” (the “Brand”).  Owner has also acquired an inventory of Tequila Alebrijes product (the “Products”).  The Products consist of the current inventory owned by Owner and any additional inventory that may be acquired in the future.  The current Products are further described in Exhibit A attached hereto.

B,

CCB and its affiliates are familiar with the Brand and the Products.

C.

Owner desires to appoint CCB as a Brand Manager of the Brand and to provide those services described on Exhibit B attached hereto on the terms and conditions set forth herein (the “Services”)

D.

CCB desires to provide the Services to Owner in the “Territory” described on Exhibit C attached hereto.

Agreement

1.

Appointment; Effective Date.

1.1.

Appointment. Subject to the terms and conditions hereof, Owner hereby appoints CCB as a Brand Manager with respect to the sale of the Products in the Territory, and CCB hereby accepts such appointment.

1.2

Effective Date.  The Effective Date of this Agreement shall be the date agreed upon in writing as the Effective Date.

2.

Brand Management Services. CCB will perform the Services for Owner in connection with the planning, launch, creation, branding, market research, advertising, marketing, consulting, creative and/or digital services and sales for the Brand, the Product and Owner, in the Territory during the Term, as provided in the attached Exhibit B. During the term of this Agreement, Owner may wish to assign additional projects, products, or services to CCB beyond the Services set forth on Exhibit B (“Out-of-Scope Assignments”). CCB agrees to accept such Out-of-Scope Assignments only upon a separate written agreement with Owner regarding additional compensation to be paid to CCB and other relevant terms and conditions. Nothing in this Agreement will be deemed to require CCB to undertake any act or perform any services which in its good faith judgment would be misleading, false, libelous, unlawful, in breach of a contract, or otherwise prejudicial to Owner’s or CCB’s interests.

2.1

Information; Reports. During the Term, CCB shall provide to Owner information and reports as Owner may reasonably request, including (i) detailed reports regarding sales of the Products, Customer feedback, and discussion of any issues and opportunities relating to the Products and the development of Owner’s business in respect thereof; and, (ii) such additional market data in respect of the Products and/or Customers, in each case, at such times and in such formats as may be mutually agreed by CCB and Owner.

2.2

Meetings. CCB shall meet with Owner on at least a quarterly basis to discuss the sales, advertising, marketing, management and development of Owner’s business relating to the Brand and the Products, including a review of the budget, monthly sales, returns and marketing efforts.

2.3

Development of Budget. The Parties shall develop a quarterly and annual budget (the “Budget”) pursuant to which CCB shall perform the Services. The initial Budget is set forth in Exhibit D attached hereto.

2.4

Coordination with Producer. CCB shall coordinate the producer of the Product to ship existing inventory to CCB or to such other location as designated by CCB, to enable CCB to fulfill purchase orders, from customers.  If CCB anticipates that additional inventory should be produced for distribution, CCB shall discuss the inventory requirements with Owner.  Owner shall be responsible for authorizing the producer to produce additional Products for sale to customers on behalf of Owner.

2.5

Compliance with Applicable Law.  In providing the Services hereunder, CCB shall be duly licensed as required by any federal, state or foreign regulatory authority and shall comply with all Applicable Law.

3.

Subcontractors. The Parties agree that CCB may retain the services of one or more subcontractors (“Subcontractors”) to satisfy some or all of CCB’s obligations pursuant to this Agreement; provided, that CCB shall remain responsible for the performance of such services.  CCB shall be responsible for all fees and expenses of each Subcontractor.  CCB shall notify Owner in writing as to CCB’s intent to appoint a Subcontractor who will perform any material tasks pursuant to this Agreement not less than fifteen (15) days before the effective date of such appointment.  CCB shall provide such information about any Subcontractor as reasonably requested by Owner. Owner, acting reasonably, may object in writing to the appointment of a Subcontractor and in such event such person shall not be appointed as a Subcontractor. CCB shall supervise all services rendered by Subcontractors. If Owner enters into arrangements with third party vendors, subcontractors or suppliers regarding the provision of materials or services (“Preferred Suppliers”) and requests that CCB utilize such Preferred Suppliers in the discharge of CCB’s obligations hereunder, Owner remains solely responsible for such Preferred Suppliers.

4.

Owner Approval of Materials. CCB shall submit to Owner for its approval all elements of any materials to be produced or placed hereunder, including, but not limited to, all copy, layouts, slogans, websites artworks, graphic materials, and photography (collectively, “Materials”) prior to use in marketing the Products and/or Brand.  Submission for prior approval of Materials will not be required to the extent that they are preliminary only and not used in marketing efforts. All Materials produced as part of the Services shall be owned by Owner.

5.

Data Security and Business Continuity.   CCB shall maintain, at its sole cost and expense, the information systems necessary to perform its obligations under this Agreement in a safe, sound and compliant manner and reasonably secure all Confidential Information.  CCB shall, while this Agreement is in effect, prepare and maintain disaster recovery, business resumption, and contingency plans appropriate for the nature and scope of the activities of and the obligations to be performed by CCB consistent with industry standards for the spirits marketing and spirits brand management industry.  CCB shall ensure that such plans are sufficient to enable it to promptly resume the performance of its obligations hereunder in the event of a natural disaster, destruction of such CCB’s facilities or operations, utility or communication failures, or similar interruption in the operations of CCB.   CCB shall reasonably cooperate with Owner in the event of any actual, threatened or suspected data security breach.

6.

Agreement is Subject to Applicable Law.  If

(a) either Party has been advised by legal counsel, in a written memorandum, of a change in Applicable Law or any judicial decision of a court having jurisdiction over such Party or any interpretation of a Regulatory Authority that would have a materially adverse effect on the rights or obligations of such Party under this Agreement or such Party’s costs or revenues with respect to the Program,

(b)either Party shall receive a lawful written request of any Regulatory Authority having jurisdiction over such Party, including any letter or directive of any kind from any such Regulatory Authority, that prohibits or materially restricts such Party from carrying out its obligations under this Agreement, or

(c)  either Party has been advised by legal counsel, in a written memorandum, that there is a material risk that such Party’s or the other Party’s continued performance under this Agreement would violate Applicable Law, then the Parties shall meet and consider in good faith any modifications, changes or additions to the Services or this Agreement that may be necessary to eliminate or minimize such result.

6.1.

In addition to the termination rights provided in Section 10, if the Parties are unable to reach agreement regarding modifications, changes or additions to the Services or this Agreement within thirty (30) Business Days, either Party may terminate this Agreement upon sixty (60) days prior written notice to the other Party.

6.2

For purposes of this Agreement, the term “Applicable Law” means  the laws, court opinions, rules and regulations of the United States or of any State or the various agencies, departments or administrative or governmental bodies thereof, and any regulatory guidance, determinations of (or agreements with) an arbitrator or Regulatory Authority and direction from (or agreements with) any arbitrator or Regulatory Authority, as the same may be amended and in effect from time to time during the Term, and other federal, state and local statutes or regulations related to the advertising, marketing, solicitation, issuance, sale, authorization, usage or servicing of products or services offered under the Services or otherwise applicable to any of the Parties or the Services.

6.3

For purposes of this Agreement, the term “Regulatory Authority” means, as the context requires any federal or state agency having jurisdiction over a Party, as well as any court, tribunal, or arbiter with jurisdiction over or the authority to assess damages, penalties, fines, or reimbursements against, or to impose equitable relief upon, either Party.

7.

Services to Owner’s Designees. Should Owner request CCB to make purchases for or render services to any parent, subsidiary, or affiliate of Owner (“Owner Affiliate”), such Owner Affiliate and CCB shall enter into a separate written agreement regarding such services.

8.

Fees, Payments, and Expenses.

8.1

As the licensed importer and wholesaler all Product sales and sales proceeds from the sale of Products will run through CCB.  All Product sale proceeds and other revenue attributed to the Brand received by CCB, shall be deposited into a separate account for Owner’s benefit (the “Revenue Account”).  The Revenue Account shall be owned by Owner. The funds deposited into such account shall, on a monthly basis, be allocated and distributed as follows:

•

90% to

Owner; and

•

10% to CCB

This revenue allocation percentage can be adjusted on a mutually agreed to basis by the Parties.

8.2

From Owner’s 90% of revenue, Owner shall reimburse CCB for any reasonable expenses, directly relating to the Services, not included in the Parties agreed to budget. Any known potential expenses outside of the Services shall be submitted to Owner for prior written approval.

8.3

Owner shall pay, reimburse, and/or hold CCB harmless for all sales, use, transfer, privilege, tariffs, excise, and all other taxes and all duties, whether international, national, state, or local, however designated except income taxes, which are levied or imposed by reason of the performance of the professional services under this Agreement, except income taxes.

8.4

Unless otherwise provided in this Agreement, all other services, including Out-of-Scope Assignments, rendered by CCB shall be subject to additional compensation under a separate agreement between CCB and Owner.

8.5

CCB shall provide Owner with monthly and quarterly sales reports and reasonable access to the books and records of CCB to allow Owner to confirm revenue sharing reports.

8.6

All terms above are based on the premise that Owner is funding the purchase of inventory, marketing and sales plan, based on a mutually agreed to Budget between the Parties.

9.

 Licenses to Use Brand Name.   During the term of this Agreement, Owner hereby grants CCB the right to use the Brand name and service marks of the Brand in its marketing materials or other oral, electronic, or written promotions, which shall include naming the Brand as a Brand of CCB and a brief scope of services provided. In addition, Owner hereby grants CCB the right to display its Brand logo (or other identifying information) and a hyperlink to Brand website on the home page of CCB website. Any use of Brand’s logos or links on CCBs website must be approved in writing by Owner. Either party may elect to issue a press release related to this Agreement. In doing so, any release shall be approved by the other party and such approval shall not be unreasonably withheld.

10.

Term and Termination.

10.1

Term. This Agreement will commence on the Effective Date and shall continue and will continue in full force and effect for two (2) years.

10.2

Termination for Cause.   A Party will have a right to terminate this Agreement immediately upon written notice to the other Party in any of the following circumstances (each a “Cause”), such termination to be effective as of the date notice of termination is given to the other Party, following the lapse of any applicable cure period:

(a) Failure by the non-terminating Party to observe or perform, in any material respect, that Party’s obligations to the other Party hereunder, so long as the failure is not due to the actions or failure to act of the terminating Party, but only if the failure continues for a period of (i) thirty (30) days after the non-terminating Party receives written notice from the terminating Party specifying the failure in the case of a failure not involving the payment of money; provided, however, that in the case of a failure that is not cured within such thirty (30) day period, the cure period shall be extended by a one-time additional thirty (30) day period if the non-terminating Party is diligently pursuing remedial action, or (ii) three (3) Business Days after the non-performing Party is given written notice from the terminating Party specifying the failure in the case of a failure to pay any undisputed amount of twenty-five thousand dollars ($25,000.00) or more, then due hereunder.

(b) Any representation or warranty made by the non-terminating Party herein shall have been false in any material respect as of the time when made or given and has a material adverse effect on the Program or this Agreement and continues to be false for a period of  thirty (30) days after the non-terminating Party receives written notice from the terminating Party specifying how the representation or warranty is false; provided, however, that in the case of an inaccuracy that is not cured within such thirty (30) day period, the cure period shall be extended by a one-time additional thirty (30) day period if the non-terminating Party is diligently pursuing remedial action.

10.3.

Termination without Cause.  Either Party may terminate this Agreement without cause upon four months written notice to the other Party.

10.4

Effect of Termination. Owner shall pay CCB for all Services rendered and work performed up to the effective date of termination. Accordingly, CCB shall send to Owner 90% of any sales not already collected by Owner and any outstanding receivables at the time of termination, when those receivables are collected.

10.5

Return of Proprietary or Confidential Information. Within ten (10) days after the termination or expiration of this Agreement, each Party shall return to the other all Proprietary or Confidential Information (defined below) of the other party (and any copies thereof) in the party's possession or, with the approval of the party, destroy all such Proprietary or Confidential Information.

10.6

General Termination.  Either Party shall have the right to terminate this Agreement, by written notice to the other Party, upon occurrence of one or more of the following events, such termination to be effective as of the date such written notice of termination is given to the other Party pursuant to Section 16:

(a)

In the event the non-terminating Party (i) voluntarily commences any proceeding or files any petition seeking relief under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency, liquidation, receivership or similar law, (ii) applies for or consents to the appointment of a receiver, trustee, custodian, sequestrator or similar official for such Party or for a substantial part of its property or assets, (iii) makes a general assignment for the benefit of creditors, (iv) takes formal action for the purpose of effecting any of the foregoing, or (v) is otherwise insolvent.

(b)

Upon the commencement against the non-terminating Party of an involuntary proceeding or the filing of an involuntary proceeding or the filing of an involuntary petition in a court of competent jurisdiction seeking (i) relief in respect of such Party, or of a substantial part of its property or assets under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency, liquidation, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for such Party or for a substantial part of its property or assets, or (iii) the winding up or liquidation, of such Party, if such proceeding or petition shall continue un-dismissed for thirty (30) days or an order or decree approving or ordering any of the foregoing shall be entered.

(c)

Upon any action by a Regulatory Authority, including, without limitation, any change to or enactment of or change in interpretation or enforcement of any Applicable Law to the extent provided for in Section 6.

(d)

Upon violation by the non-terminating Party of any Applicable Law that is not promptly cured, if curable, and that materially impairs the terminating Party’s ability to discharge its performance obligations under this Agreement.

(e)

Upon direction or request from any Regulatory Authority to cease or materially limit performance of the activities contemplated by this Agreement; provided, if direction is received to cease or materially limit performance of obligations under the Program, before terminating the Agreement the parties shall in good faith negotiate to modify the Program so as to comply with any such directive or request.

11.

Confidentiality. The parties agree to hold each other's Proprietary or Confidential Information in strict confidence. “Proprietary or Confidential Information” shall include, but is not limited to, written or oral contracts, trade secrets, know-how, business methods, business policies, memoranda, reports, records, computer retained information, notes, or financial information. Proprietary or Confidential Information shall not include any information which: (i) is or becomes generally known to the public by any means other than a breach of the obligations of the receiving party; (ii) was previously known to the receiving party or rightly received by the receiving party from a third party; (iii) is independently developed by the receiving party; or (iv) is subject to disclosure under court order or other lawful process. The parties agree not to make each other's Proprietary or Confidential Information available in any form to any third party or to use each other's Proprietary or Confidential Information for any purpose other than as specified in this Agreement. Each party's Proprietary or Confidential Information shall remain the sole and exclusive property of that party. The parties agree that in the event of use or disclosure by the other party other than as specifically provided for in this Agreement, the non-disclosing party may be entitled to equitable relief. Notwithstanding termination or expiration of this Agreement, CCB and Owner acknowledge and agree that their obligations of confidentiality with respect to Proprietary or Confidential Information shall continue in effect for a total period of three (3) years from the Effective Date.

12.

Responsibilities; Representations and Warranties.  CCB represents and warrants as follows:

12.1

Professional Manner.  The Services provided hereunder will be performed in a professional manner, in compliance with Applicable law and in the best interest of the Brand and Owner.

12.2

Binding Agreement.  This Agreement is valid, binding and enforceable against CCB in accordance with its terms.

12.3

Authority of Subcontractors.  All Subcontractors acting on behalf of CCB have full power and authority to perform any and all acts necessary to the execution and completion of this Agreement.

12.4

Formation. CCB is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Maryland.

12.5

Legal Authority.  CCB has the full power and authority to execute and deliver this Agreement and to perform all its obligations under this Agreement.  The provisions of this Agreement and the performance by CCB of its obligations under this Agreement are not in conflict with CCB’s articles of organization or any other material agreement, contract, lease, obligation, or Applicable Law to which CCB is a party or by which it is bound.

12.6

Merchantability. The products shall be merchantable and fit for human consumption.  The products, and any and all related packaging, labels, point of sales materials, and other promotional materials shall be manufactured, packaged, and labeled in conformity with applicable federal, state, and local laws, rules, and regulations, including but not limited to the rules and regulations of the U.S. Alcohol and Tobacco, Tax and Trade Bureau, U.S. Department of Homeland Security, U.S. Food and Drug Administration, and California’s Safe Drinking Water and Toxic Enforcement Act of 1986 (Prop 65), which shall be applicable regardless of the law which otherwise would govern this Agreement.

12.7

No Pending Actions.  As of the Effective Date, there is not pending or threatened against CCB any litigation or proceeding, or any judicial, tax or administrative action, the outcome of which might materially adversely affect CCB’s ability to perform its obligations under this Agreement and which have not been previously disclosed in writing to Owner.

12.8

Legal Proceedings.  As of the Effective Date, CCB is not subject to the following:

(a) Criminal conviction;

(b) Administrative or enforcement proceedings commenced by any federal or state Regulatory Authority; or

(c) Restraining order, decree, injunction, or judgment entered in any proceeding or lawsuit alleging fraud or deceptive practice on the part of CCB.

13.

Indemnities.

13.1

Owner Indemnity. Owner shall indemnify, defend, and hold harmless CCB, its parents, subsidiaries, and affiliated companies, and its and their respective employees, officers, directors, shareholders, and agents (each an “CCB Indemnitee”) from and against any and all Loss incurred by an CCB Indemnitee based upon or arising out of any third-party claim, allegation, demand, suit, or proceeding (each, a “Claim”) made or brought against any CCB Indemnitee with respect to any advertising, branding, research or other products or services which CCB prepared or performed for Owner hereunder to the extent that such Claim relates, in whole or substantial part, to:

(i) the inaccuracy of any information supplied by Owner or its agents to CCB including, without limitation, information concerning Owner’s products and services, the products or services of Owner’s competitors or Owner’s product or service category except to the extent CCB is aware of such inaccuracy;

(ii) the use of any marketing, branding, research, advertising, packaging, trademark, software, hardware or other materials, or components thereof, furnished by Owner or its agents to CCB to be included in any Materials or media placements;

 (iii) the use of any materials or data provided or created by CCB and changed by Owner or its agents or used in a manner different from that agreed by the parties;

(iv) the unauthorized or improper use of Materials or the Marks by Owner, Owner’s designees, licensees, distributors, franchisees or Owner Affiliates;

(v) claims brought by Owner’s employees for employment discrimination, other employment or labor disputes, breach of contract, personal injury or other civil law matters, or claims brought by those parties with whom Owner has a contractual or supplier relationship;

(vi) allegations of patent, trademark or trade dress infringement or any other violation of a patent, trademark or trade dress right;

(vii) any material breach of the terms of this Agreement by, or any act of omission of, Owner or its agents or employees relating to media commitments made by CCB pursuant to Owner’s approval as provided for herein; and

(vii) the negligence, gross negligence, bad faith, or intentional or willful misconduct of Owner or its employees, agents or Owner Affiliates.

13.2

CCB Indemnity. Excluding claims covered by Section 11(a), CCB shall indemnify, defend, and hold harmless Owner, Owner Affiliates, and their respective employees, members, managers, officers, directors, shareholders, and agents (each a “Owner Indemnitee”) from and against any and all Loss incurred by a Owner Indemnitee based upon or arising out of any Claim made or brought against Owner arising out of the production or dissemination of materials produced hereunder that involve

(i) libel, slander, defamation, copyright infringement, right of publicity and/or invasion of right of privacy arising out of work created by CCB and in final form (i.e., ready to be disseminated to the public);

(ii) the use of any marketing, branding, research, advertising, packaging, trademark, software, hardware or other materials, or components thereof, furnished by CCB or its agents to be included in any Materials or media placements;

 (iii) the use of any materials or data provided or created by Owner and changed by CCB or its agents or used in a manner different from that agreed by the Parties;

(iv) the unauthorized or improper use of Materials or the Marks by CCB, CCB’s designees, licensees, distributors, franchisees or CCB Affiliates except to the extent such Materials or Marks were provided by Owner;

(v) claims brought by CCB’s employees for employment discrimination, other employment or labor disputes, breach of contract, personal injury or other civil law matters, or claims brought by those parties with whom CCB has a contractual or supplier relationship;

(vi) allegations of patent, trademark or trade dress infringement or any other violation of a patent, trademark or trade dress right except to the extent Owner is directly at fault;

(vii) any material breach of the terms of this Agreement by, or any act of omission of, CCB or its agents or employees relating to media commitments made by CCB pursuant to CCB’s approval as provided for herein; and

(viii) the negligence, gross negligence, bad faith, or intentional or willful misconduct of CCB or its employees, agents or CCB’s Affiliates.

13.3

Third Party Investigations. In addition, each Party (the “Investigated Party”) shall reimburse the other Party (the “Other Party”) for all costs and expenses (including reasonable attorneys’ fees and costs) incurred by the Other Party resulting from any third-party investigation of the acts or practices of the Investigated Party including, without limitation, any costs or expenses related to compliance with any third party subpoena or other discovery request. Should an Other Party be served with a third party subpoena in connection with this Agreement, such Other Party shall promptly advise the Investigated Party and consult with the Investigated Party regarding the Other Party’s s response to the subpoena to the extent the subpoena seeks the Investigated Party’s data, documents, or information pertaining to the Investigated Party so that the Investigated Party may have an opportunity to seek appropriate relief.

13.4

Notification of Claims. A party entitled to be indemnified pursuant to this Section 13 (the “Indemnified Party”) shall provide prompt written notice to the party liable for such indemnification (the “Indemnifying Party”) of any claim or demand which the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement. The Indemnifying Party shall promptly undertake to discharge its obligations hereunder. Additionally, the Indemnifying Party shall employ counsel reasonably acceptable to the Indemnified Party to defend any such claim or demand asserted against the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any such claim or demand at its own expense. The Indemnified Party shall cooperate with the Indemnifying Party in any such defense. In addition, the Indemnified Party shall at all times have the right to fully participate in any settlement which it reasonably believes would have an adverse effect on its business, but the Indemnified Party shall not make any settlement of any Claims that might give rise to liability of the Indemnifying Party without the prior written consent of the Indemnifying Party. The Indemnified Party shall make available to the Indemnifying Party or its agents all records and other materials in the Indemnified Party’s possession reasonably required by it for its use in contesting any third party claim or demand.

13.5

LIMITATION OF LIABILITY.  EXCEPT FOR A CLAIM RELATING TO A PARTY’S FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES, WHETHER IN CONTRACT, TORT (INCLUDING, BUT NOT LIMITED TO, NEGLIGENCE AND STRICT LIABILITY) OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLES, OR FOR ANY LOSS OF PROFITS, BUSINESS OR REVENUE, REGARDLESS OF WHETHER SUCH PARTY KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES.

14.

Ownership.

14.1

Work Product. All Materials developed or prepared by CCB or its employees or Subcontractors for Owner hereunder that are subject to copyright, trademark, patent, or similar protection shall become the property of Owner and deemed “Work Product” provided that (i) the Materials are produced in final form (i.e., ready to be disseminated to the public) by CCB for Owner within six (6) months of being proposed by CCB and (ii) Owner has paid to CCB all fees and costs associated with creating and, where applicable, producing the Materials. All title and interest to Work Product shall vest in Owner as “works made for hire” within the meaning of the United States Copyright Act. To the extent that the title to any such Work Product may not, by operation of law or otherwise, vest in Owner as a work made for hire or any such Work Product may not be considered a work made for hire, all right, title and interest therein is hereby irrevocably assigned by CCB to Owner. In order to assure that its employees and Subcontractors do not possess proprietary rights in the Work Product that are inconsistent with Owner’s possession of such rights, CCB will, as necessary, obtain the assignment and conveyance to Owner, or to CCB for the benefit of Owner, of any proprietary rights that such persons or entities may then have or may have in the future to such Work Product.

14.2

Third-Party Licenses. Notwithstanding the provisions of Section 14.1) above, it is understood that CCB often licenses materials from third parties for inclusion in Work Product. In such circumstances, ownership of such licensed materials remains with the licensor, and Owner agrees that it remains bound by the terms of such licenses and that it does not obtain proprietary rights in such third-party materials beyond the terms and conditions contained in the pertinent license. CCB will keep Owner informed of any such limitations.

15.

Governing Law, Jurisdiction, and Venue. This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the internal laws of the State of Nevada, without regard to its conflict of laws rules or choice of law principles.  Exclusive jurisdiction and venue for any claims made by either party against the other shall be within the state and federal courts located in the State of Utah.

16.

Notices.  All notices and other communications that are required or may be given in connection with this Agreement shall be in writing and will be deemed given (a) on the day delivered, if delivered by hand; (b) on the day transmitted, if transmitted by facsimile or email (in each case with confirmation of transmission as well as confirmation of receipt (confirmation of receipt may be by telephone)) if sent during the recipient’s normal business hours, and on the next business day if sent after the recipient’s normal business hours; (c) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (d) three (3) days after the date of mailing to the other Party, if mailed certified or registered, return receipt requested, postage prepaid, at the following address, or such other address as either Party will specify in a notice to the other:

If to CCB:	Attn: Ryan Dolder
1351-B U St NW
Washington, DC 20009 Email:rdolder@humanbrandsinc.com

If to Owner:	Attn: Mark Scharmann
1661 Lakeview Circle
Ogden, UT 84403
Email:markscharm@comcast.net

17.

 Waiver. The failure of any party to seek redress for violation of or to insist upon the strict performance of any agreement, covenant or condition of this Agreement shall not constitute a waiver with respect thereto or with respect to any subsequent act.

18.

No Third Party Beneficiaries. This Agreement is made solely and specifically among and for the benefit of the Parties hereto, and their respective successors and assigns and no other person will have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise

19.

Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

20.

Assignment. Except as may be necessary in the rendition of the Services as provided herein, neither CCB nor Owner may assign any part or all of this Agreement, or subcontract or delegate any of their respective rights or obligations under this Agreement, without the other party’s prior written consent. Any attempt to assign, subcontract, or delegate in violation of this paragraph is void in each instance.

21.

 Paragraph Headings and Captions. Paragraph headings and captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision thereof.

22

 Severability. Wherever possible each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under any such law, such provision shall be limited to the minimum extent necessary to render the same valid or shall be excised from this Agreement, as the circumstances require, and this Agreement shall be construed as if said provision had been incorporated herein as so limited or as if said provision had not been included herein, as the case may be, and enforced to the maximum extent permitted by law, and the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated by this Agreement can be consummated as contemplated.

23.

Force Majeure. Neither Owner nor CCB shall be liable to the other for any failure, inability, or delay in performing hereunder if caused by any cause beyond the reasonable control of the party so failing, including, without limitation, an Act of God, war, strike, or fire; but due diligence shall be used in curing such cause and in resuming performance.

24.

Independent Contractors; No Partnership or Joint Venture. CCB shall not by reason of this agreement or the performance its duties hereunder be or be deemed to be an employee, agent, partner, co-venturer or controlling person of Owner. CCB shall have no power to enter into any agreement on behalf of or otherwise bind CCB.  CCB shall have a fiduciary obligation and duty to Owner to represent the Tequila Alebrijes product line in the best way possible and support the brand in the territory in a professional and beneficial manner. CCB is not an agent to Owner except as set forth herein. Neither party to this Agreement is intended to have any interest in the business of the other. CCB shall be deemed to be an Independent Contractor.

25.

Survival. Provisions of this Agreement, the performance of which by either or both parties, or by their sense and context, are intended to survive, will survive the completion, expiration, termination or cancellation of this Agreement.

26.

Entire Agreement. This Agreement and the Exhibits attached hereto constitute the entire agreement between CCB and Owner relating to the subject matter hereof and supersedes any prior agreement or understandings between them. This Agreement may not be modified or amended unless such modification or amendment is agreed to by both CCB and Owner in writing.

27

Separate Counterparts.  This Agreement may be executed and delivered by the Parties in any number of counterparts, and by different Parties on separate counterparts, each of which counterpart shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same instrument. Any signature delivered by a Party by facsimile or other form of electronic transmission shall be deemed to be an original signature hereto.

28.

Interpretation. The Parties acknowledge that each Party and its counsel have reviewed and  revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibit hereto, and the same shall be construed neither for nor against either Party, but shall be given a reasonable interpretation in accordance with the plain meaning of its terms and the intent of the Parties.

29.

Insurance.   CCB shall maintain at its own expense employee dishonesty coverage and a general comprehensive liability policy, each with a financially sound and nationally reputable insurer reasonably acceptable to Owner.  Such employee dishonesty and general comprehensive liability policy shall provide coverage limits of not less than $500,000 and $1,000,000, respectively, together with commercial umbrella coverage with a general aggregate limit of not less than $2,000,000.  CCB shall provide copies of such insurance policies to Owner and provide to Owner such evidence as it may reasonably request concerning the continued existence of such coverages during the Term.

30.

Non-Exclusive. The Parties acknowledge and agree that the appointment of CCB by Owner to provide the Services does not create an exclusive relationship between the Parties.  CCB will provide services to other brand owners including those who own tequila brands that may compete with the Owner. Owner may appoint other service providers to act as a distributor or brand manager of the Products.

[Next Page is Signature Page]

Signature Page to

Tequila Alebrijes Brand Management Agreement

IN WITNESS WHEREOF, CCB and Owner have executed this Agreement on the day and date as first appears.

CapCity Beverage, LLC

/s/ Ryan Dolder

Ryan Dolder,

Responsible party and Managing Member

Date

  October 29

, 2018

Spirits Time International, Inc.

/s/ Mark Scharmann

Mark Scharmann, President

Spirits Time International, Inc.

Date:

  October 29

, 2018

Exhibit A

Products

Tequila Alebrijes Blanco,

Tequila Alebrijes Reposado, and

Tequila Alebrijes Añejo

Exhibit B

SERVICES

CapCity Beverage LLC (“CCB”), in performance of the foregoing Agreement for Marketing and Brand Development Services will perform the following services to Spirits Time International, Inc. (Owner) during the term of this Agreement

•

Serve as an Importer of Record into the US and other International markets

•

Build a launch, branding, sales, and marketing strategy

•

Manage the distillery partnership

•

Monitor and oversee production of Tequila Alebrijes

•

Create and manage a sales and promotional strategies

•

Manage sales personnel that are under the direction of CCB

•

Manage the sales to distributors and end customers that are part of the CCB Network

EXHIBIT C

Territory

All Countries and territories throughout the World where the sale and distribution of alcoholic beverages is allowed by law or regulation

EXHIBIT D

Initial Budget

(Attached)

Item	Amount	What it accomplishes
BB&T Center	$ 15,000	Launching point for South Florida. Alebrijes will be the key sponsor brand at the bar controlled by Human Brands in the BB&T Center. Drinks, promos, etc. BB&T Center buys cases for every game, event.
BB&T Promotions	$ 3,000	This will the get people in place, the product in place, etc for the next BB&T Center Panthers home game on Nov 8 - also creating banners, marketing, swag to begin giving away at games going forward.
Travel - Distillery and FL	$ 2,000	Trips to coordinate shipping and production, rebranded labels, etc. - as well as meetings and coordination in FL with CCB’s sales team and additional retail sales locations and distributors.
Park Street	$ 6,000

Maintain CCB’s account with Park Street, Human’s key South Florida distributor so we can continue to utilize them as the lead to sell Alebrijes directly into the FL market. CCB’s Florida distribution license is held with Park Street.

Salespeople FL	$ 6,000	FL market working in conjunction with promotions at BB&T Center. Leading the promotions at BB&T, coordinating events, and opening new accounts.
Distribution Sales Support	$ 3,000	Expenses dealing with our distribution partner in FL. Helping them with sales, samples, and people.
G&A	$ 10,000	To pay sales team and general expenses and admin related to selling and tracking Alebrijes sales in the US.
Label redesign

Support the rebranding of Alebrijes for the US market.  The image needs to be unique and stand out more in retail locations and at bars where it is being served. Branding is the key to building sales and the value of the brand.

Sales, marketing, promotions	$ 10,000	The initial push into the South FL market. Sales will directly be affected by the amount of money we can put into this area - tastings, samples, giveaways, events, etc.
Production, Inventory	$ 5,000

This will be used to ready all bottles for shipment and distribution. All inventory will be inspected and in some case relabeled with domestic US labels and international labels. All inventory will be prepared for shipment to locations that will support the distribution plan starting with South Florida. The Northeast including Washington DC corridor.

Shipping	$ 5,000

This would be for expense incurred in getting the first few pallets to South FL quickly. These first shipments are higher than normal to accommodate the South Florida launch. Additional shipments will use Human’s normal shipping by pallets and in smaller container loads to allow inventory to be placed in distributor warehouses where product is being sold.

Total	$ 65,000

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